                                                                    EXHIBIT 23.6



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 33-38869 and No. 33-63119) and Form S-8 (No. 333-24217) of our report dated March 24, 1995, relating to the financial statements of New Valley Corporation and its subsidiaries, which appears on page F-52 of the Brooke Group Ltd. Annual Report on Form 10-K/A No. 1 for the year ended December 31, 1996.


Price Waterhouse LLP



Morristown, New Jersey
April 14, 1997


                                 Page 5 of 7